UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  September 22, 2009

VERSANT CORPORATION

(Exact name of Registrant as Specified in its Charter)

California	000-28540	94-3079392
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

255 Shoreline Drive, Suite 450
Redwood City, California 94065

(Address of Principal Executive Offices, including Zip Code)

(650) 232-2400

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 2.05.              Costs Associated with Exit or Disposal Activities.

On September 22, 2009, Versant Corporation (the “Company”) committed to the implementation of a restructuring plan (the “Plan”) pursuant to which it will be closing its research and development facility in Pune, India and winding down the affairs of its subsidiary, Versant India Private Limited (“Versant India”). The Plan was undertaken to consolidate the Company’s research and development efforts into one location in Germany in order to streamline operations, create management efficiencies and increase productivity. The Company anticipates that in the future it will continue to invest significant resources in research and development activities.

Pursuant to the Plan, Versant India will be terminating its employees in Pune, India.  The impacted employees were notified on September 22, 2009. The Company expects the Plan to be substantially completed during the second fiscal quarter ending April 30, 2010.

The Company currently estimates that it will incur between $190,000 and $230,000 of one-time termination benefits to employees, contract termination costs and other direct costs associated with the Plan. Substantially all of these charges will result in cash expenditures. The Company expects the costs associated with the Plan and the results of operations of Versant India will be accounted for as discontinued operations.

In addition to the estimated costs described above, the Company also anticipates a one-time after-tax charge in the fourth quarter of its fiscal year ending October 31, 2009 of between $80,000 and $140,000 as a component of discontinued operations to record the write down of equipment, leasehold improvements and other assets to fair value.

Item 2.06.              Material Impairments.

The information set forth under Item 2.05 of this Current Report on Form 8-K regarding the closure of the Company’s Pune, India research and development facility and the winding down of Versant India’s affairs is incorporated by reference in response to this Item 2.06. As a result of, and in connection with, the implementation of the Plan, the Company has concluded that an impairment charge is required for the assets of Versant India. The Company expects the amount of the impairment charge to be between $80,000 and $140,000.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995:

This Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the statements regarding the Company’s expectations regarding the estimated total costs of the Plan, estimates of various components of such costs, estimated after-tax charges and estimated asset impairment charges. The forward-looking statements involve risks and uncertainties and potential inaccuracies in our assessment of the estimated Plan-related charges, as well as other risks indicated in our filings with the Securities and Exchange Commission. Actual results could differ materially from the estimates contained in this report. The forward-looking statements are made and based on information available to us on the date of this Report on Form 8-K, and we assume no obligation to update them, except as specifically set forth in this Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERSANT CORPORATION

Date: September 22, 2009	By:	/s/ Jerry Wong
Jerry Wong, Chief Financial Officer